             As filed with the Securities and Exchange Commission on

                     September 1, 2000. File No. 811-4347.



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM N-1A



               REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
                                 ACT OF 1940                               [X]

                                Amendment No. 66

                      (Check appropriate box or boxes)


                                   GMO Trust
               (Exact name of registrant as specified in charter)

           c/o GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110
                    (Address of principal executive offices)


                                 (617) 330-7500
              (Registrant's Telephone Number, including Area Code)



                               R. Jeremy Grantham
                                    GMO Trust
                                 40 Rowes Wharf
                           Boston, Massachusetts 02110
                     (Name and address of agent for service)



                                    Copy to:
                          J. B. Kittredge, Jr., Esquire
                                  ROPES & GRAY
                             One International Place
                           Boston, Massachusetts 02110



         It is intended that this filing become effective immediately upon filing in accordance with Section 8 under the Investment Company Act of 1940.

 THIS FILING RELATES SOLELY TO THE GMO ALPHA LIBOR FUND; IT IS INTENDED THAT NO INFORMATION RELATING TO ANY OTHER SERIES OF GMO TRUST IS AMENDED OR SUPERSEDED
                                    HEREBY.


The information set forth in Post-Effective Amendment No. 64 to the Trust's registration statement under the Investment Company Act of 1940, as amended, is incorporated herein by reference in its entirety, except as modified pursuant to the supplement to the GMO Alpha LIBOR Fund Statement of Additional Information dated June 30, 2000 filed herewith.

                                   GMO TRUST

                     SUPPLEMENT DATED SEPTEMBER 1, 2000 TO

  GMO ALPHA LIBOR FUND STATEMENT OF ADDITIONAL INFORMATION DATED JUNE 30, 2000

1. Effective September 1, 2000, notwithstanding any references to the contrary in the Statement of Additional Information, including without limitation under "Description and Risks of Fund Investments -- Illiquid Securities" and under Non-Fundamental Investment Restriction No. 3, the Fund's liquidity policy is as follows:

     "The Fund may not invest more that 15% of net assets in illiquid securities. The securities currently thought to be included as "illiquid securities" are restricted securities under the Federal securities laws (including illiquid securities traded under Rule 144A), repurchase agreements and securities that are not readily marketable. To the extent the Trustees determine that restricted securities traded under Section 4(2) or Rule 144A under the Securities Act of 1933, repurchase agreements and securities that are not readily marketable, are in fact liquid, they will not be included in the 15% limit on investment in illiquid securities.

     Repurchase agreements maturing in more than seven days are considered illiquid, unless an agreement can be terminated after a notice period of seven days or less.

     For so long as the SEC maintains the position that most equity swap contracts, reverse equity swap contracts, caps, floors and collars are illiquid, each Fund will continue to designate these instruments as illiquid for purposes of its 15% illiquid limitation unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees."

2. Notwithstanding any reference to the contrary in the Statement of Additional Information, on August 31, 2000, GMO Currency Hedged International Bond Fund was the sole stockholder with beneficial ownership of greater than 25% of the outstanding shares of the Fund.

3. Notwithstanding any reference to the contrary, including without limitation under "Beneficial Owners of 5% or More of the Fund's Shares" on page 24 of the Statement of Additional information, the following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III shares of the Fund as of August 31, 2000:

--------------------------------------------------------------------------------
            NAME                          ADDRESS                 % OWNERSHIP
--------------------------------------------------------------------------------
GMO Currency Hedged
 International Bond Fund               c/o GMO                          26.81
                                       40 Rowes Wharf
                                       Boston, MA 02110
--------------------------------------------------------------------------------
GMO Global Bond Fund                   c/o GMO                          23.11
                                       40 Rowes Wharf
                                       Boston, MA 02110
--------------------------------------------------------------------------------
GMO U.S. Bond/Global Alpha B Fund      c/o GMO                          20.38
                                       40 Rowes Wharf
                                       Boston, MA 02110
--------------------------------------------------------------------------------
GMO International Bond Fund            c/o GMO                           9.22
                                       40 Rowes Wharf
                                       Boston, MA 02110
--------------------------------------------------------------------------------
GMO U.S. Bond/Global
 Alpha A Fund                          c/o GMO                           9.12
                                       40 Rowes Wharf
                                       Boston, MA 02110
--------------------------------------------------------------------------------
GMO Domestic Bond Fund                 c/o GMO                           5.67
                                       40 Rowes Wharf
                                       Boston, MA 02110
--------------------------------------------------------------------------------

                                   SIGNATURES


         Pursuant to the requirements of the Investment Company Act of 1940 (the "1940 Act"), the Registrant, GMO Trust, has duly caused this Post-Effective Amendment No. 66 under the 1940 Act to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and The Commonwealth of Massachusetts, on the 1st day of September, 2000.



                                       GMO Trust



                                       By: /s/ R. JEREMY GRANTHAM*
                                           ------------------------------------
                                           R. Jeremy Grantham
                                           Title: President - Quantitative;
                                           Principal Executive Officer; Trustee


         Pursuant to the requirements of the 1940 Act, this Post-Effective Amendment No. 66 to the Trust's Registration Statement under the 1940 Act has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURES                                     TITLE                                              DATE
----------                                     -----                                              ----

R. JEREMY GRANTHAM*                            President - Quantitative; Principal                September 1, 2000
-------------------
R. Jeremy Grantham                             Executive Officer; Trustee

SUSAN RANDALL HARBERT*                         Chief Financial Officer and Treasurer;             September 1, 2000
----------------------                         Principal Financial and Accounting
Susan Randall Harbert                          Officer

JAY O. LIGHT*                                  Trustee                                            September 1, 2000
-------------
Jay O. Light



                                              *By: /s/ WILLIAM R. ROYER
                                                   --------------------------
                                                   William R. Royer
                                                   Attorney-in-Fact

                                POWER OF ATTORNEY


      We, the undersigned officers and trustees of GMO Trust, a Massachusetts business trust, hereby severally constitute and appoint William R. Royer our true and lawful attorney, with full power to him to sign for us, and in our names and in the capacities indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming our signatures as they may be signed by our said attorneys on said Registration Statement.

      Witness our hands and common seal on the date set forth below.

                      (Seal)



Signature                              Title                          Date
---------                              -----                          ----



/s/ R. Jeremy Grantham            President-Domestic;            March 12, 1996
--------------------------        Principal Executive
R. Jeremy Grantham                Officer; Trustee



/s/ Eyk H.A. Van Otterloo         President-International        March 12, 1996
--------------------------
Eyk H.A. Van Otterloo



/s/ Kingsley Durant               Treasurer; Principal           March 12, 1996
-----------------------------     Financial and
Kingsley Durant                   Accounting Officer

                                POWER OF ATTORNEY


     I, the undersigned trustee of GMO Trust, a Massachusetts business trust, hereby constitute and appoint William R. Royer my true and lawful attorney, with full power to him to sign for me, and in my names and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

     Witness my hand and common seal on the date set forth below.

               (Seal)



Signature                                       Title                              Date
---------                                       -----                              ----

/s/ Jay O. Light                                Trustee                            May 23, 1996
--------------------
Jay O. Light

                                POWER OF ATTORNEY


     I, the undersigned officer of GMO Trust, a Massachusetts business trust, hereby constitute and appoint William R. Royer my true and lawful attorney, with full power to him to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

     Witness my hand and common seal on the date set forth below.

               (Seal)



Signature                                       Title                                       Date
---------                                       -----                                       ----

/s/ Susan Randall Harbert                       Treasurer; Principal                        April 29, 1999
-------------------------                       Financial and Accounting
Susan Randall Harbert                           Officer